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                                                                    EXHIBIT 23.7

                          Independent Auditors' Consent

The Board of Directors
Telesp Celular Participacoes S.A.:

We consent to the inclusion in this Amendment no. 1 to the Registration Statement on Form F-4 of Telesp Celular Participacoes S. A. ("TCP") and the related prospectus of our report dated January 30, 2001, except as to note 10, which is as of June 19, 2002, with respect to the balance sheets of DDI do Brasil Ltda (renamed DAINI do Brasil S.A. on January 2, 2001) as of December 31, 1999 and 2000, and the related statements of income, quotaholders' equity and changes in financial position for the years ended December 31, 1999 and 2000, included in Amendment no. 4 to TCP's Registration Statement on Form F-3 filed July 1, 2002, and to the reference to our firm under the heading "Part Eight:
Legal and Regulatory Matters - Experts" in the prospectus contained in the Form F-4.

/s/ KPMG Auditores Independentes

Sao Paulo, SP - Brazil

December 16, 2003.